Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 14, 2010 on the financial statements of Shangri-La Tibetan Pharmaceuticals, Inc. and Subsidiaries, for the years ended December 31, 2009 and 2008 included herein on the registration statement of Shangri-La Tibetan Pharmaceuticals, Inc. and Subsidiaries on Form S-1, and to the reference to our firm under the heading “Expert” in the prospectus.

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants

New York, N.Y.

May 14, 2010